SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15,  2002

VIEWLOCITY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-30963	14-1683872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3475 Piedmont Road, Suite 1700 Atlanta, Georgia		30305
(Address of principal executive offices)		(Zip Code)

(404) 267-6400

(Registrant’s telephone number, including area code)

SynQuest, Inc.

(Former name or former address, if changed since last report)

This form 8-K/A amends the Current Report on Form 8-K filed by Synquest, Inc., a Georgia corporation (the “Company”) dated November 15, 2002 regarding the merger of Viewlocity, Inc., a Deleware corporation with and into the Company pursuant to an Agreement and Plan of Merger dated August 30, 2002 by the Company. The sole purpose of this amendment is to provide the financial  statements of the business acquired by Item 7(a) and the pro-forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing.

Item 7. Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired.

1.               The following audited consolidated financial statements of Viewlocity, Inc. are included on pages F-1 to F-27 of the Registrant’s definitive proxy materials included in its Schedule 14A (File No. 000-30963) filed with the Securities and Exchange Commission on October 23, 2002 and are incorporated herein by reference:

Report of Independent Public Accountants;

Audited Consolidated Balance Sheets as of December 31, 2001 and 2000;

Audited Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999;

Audited Consolidated Statements of Changes in Stockholder’s Equity (Deficit) and Comprehensive Income for the years ended December 31, 2001, 2000 and 1999;

Audited Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999; and

Notes to Consolidated Financial Statements.

2.               The following unaudited consolidated financial statements of Viewlocity, Inc. are filed herewith:

Unaudited Consolidated Balance Sheet as of September 30, 2002;

Unaudited Consolidated Statements of Operations for the Nine Months Ended September 30, 2001 and 2002;

Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2001 and 2002; and

Notes to Unaudited Consolidated Financial Statements.

Viewlocity, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheet

(in thousands)

September 30, 2002
ASSETS
Cash and cash equivalents	$1,715
Restricted cash and cash equivalents	2,315
Accounts receivable, net	2,343
Other receivables	853
Prepaid expenses and other current assets	600
Total current assets	7,826
Property and equipment, net	2,366
Capitalized software development, net	186
Goodwill, net	3,111
Other non current assets	140
Total assets	$13,629

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY (DEFICIT)
Accounts payable	$1,643
Short-term debt	1,450
Current portion of capital lease obligations	876
Accrued expenses	5,831
Deferred revenue	612
Total current liabilities	10,412
Capital lease obligations, less current portion	626
Long-term debt, net	8,848
Other non-current liabilities	520
Total liabilities	20,406

Commitments and contingencies

Minority interest in consolidated subsidiary companies	113
Redeemable, convertible preferred stock: issuable in series, $.01 par value; 1,738,722 shares authorized; 313,817 shares issued and outstanding at September 30, 2002	56,381
Stockholders' equity (deficit)
Common stock: $.01 par value; 100,000 shares authorized; 5,406 shares issued and outstanding at September 30, 2002	54
Additional paid in capital	115,318
Accumulated deficit	(178,641)
Accumulated other comprehensive income	(2)

Total stockholders' equity (deficit)	(63,271)

Total liabilities, redeemable preferred stock and stockholders' equity (deficit)	$13,629

The accompanying notes are an integral part of these consolidated financial statements.

VIEWLOCITY, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations
(in thousands)

	Nine Months Ended
	September 30, 2001	September 30, 2002
Revenue
License	$2,056	$2,106
Support	78	518
Services	205	1,487

Total revenue	2,339	4,111

Cost of revenue
License	61	109
Support and services	870	1,957

Total cost of revenue	931	2,066

Gross profit	1,408	2,045

Operating expenses
Sales and marketing	10,442	9,528
Research and development	6,458	4,441
General and administrative	3,217	2,511
Asset impairment and restructuring	8,085	1,823
Depreciation and amortization	2,819	2,187

Total operating expenses	31,021	20,490

Operating loss	(29,613)	(18,445)

Minority interest in net income of subsidiary	(352)	(283)
Other expense / (income)
Other, net	327	74
Interest income	(140)	(41)
Interest expense	2,197	1,578
Other expense , net	2,384	1,611

Loss from continuing operations before income taxes	(31,645)	(19,773)

Income tax benefit (provision)	1,002	(6)
Loss from continuing operations	$(30,643)	$(19,779)

Discontinued operations
Loss from operations of integration business	(18,945)	(1,251)
Benefit from income taxes	293	12
Gain from sale of integration business	—	18,197

Income (loss) from discontined operations	(18,652)	16,958
Net loss	(49,295)	(2,821)

Accretion to preferred stock redemption value	4,757	(239)

Net loss attributable to common shareholders	$(44,538)	$(3,060)

The accompanying notes are an integral part of these consolidated financial statements.

VIEWLOCITY, INC. AND SUBSIDIARIES

Unaudited Consolidated Statement of Cash Flows

(in thousands)

	Nine Months Ended
	September 30, 2001	September 30, 2002
Cash flow used by operating activities
Net loss	$(49,651)	$(2,821)
Adjustments to reconcile net loss to cash flow used by operating activities
Minority interest	(352)	(283)
Depreciation and amortization	4,497	2,518
Gain on sale of the integration business	—	(18,197)
Loss on sale of fixed assets	—	33
Asset impairment charges	13,239	856
Expenses related to equity issuances	2,737	753
Allowance for doubtful accounts	621	356
Deferred income taxes	(983)	—
Changes in assets and liabilities
Accounts receivable	916	(350)
Other receivables	598	(686)
Prepaid expenses and other current assets	286	(686)
Accounts payable	(3,220)	(575)
Accrued expenses	(3,402)	(86)
Associated company payables, net	(1,528)	—
Deferred revenue	412	(335)
Other	669	(316)

Net cash used by operating activities	(35,161)	(19,819)
Cash flow provided by investing activities
Capital expenditures	(782)	(116)
Cash received related to acquisitions/dispositions	9,215	13,809

Net cash provided by investing activities	8,433	13,693
Cash flow provided by financing activities
Repayment of debt, net	—	(800)
Repayment under capital leases, net	(391)	(499)
Issuance of common stock, net	6	—
Sale of minority interest in subsidiary	4,265	—
Issuance of preferred stock, net	28,980	4,995
Net cash provided by financing activities	32,860	3,696

Effect of exchange rate on cash flows	1,084	(885)

Net increase (decrease) in cash	7,216	(3,315)
Cash at beginning of period	7,689	7,345
Cash at end of period	$14,905	$4,030

Supplemental cash flow information
Cash paid for interest	$761	$286
Cash paid for taxes	19	$17

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.              Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared without audit and reflect all adjustments that, in the opinion of management, are necessary to present fairly Viewlocity, Inc.’s (referred to hereafter as  “Viewlocity” or the “Company”) financial position as of September 30, 2002, and the Company’s results of operations and cash flows for the periods presented. These financial statements should be read in conjunction with the notes to the financial statements included in the audited financial statements for the year ended December 31, 2001. The results of operations for the periods ended September 30, 2002 and 2001 are not necessarily indicative of the results to be expected for the twelve months ending December 31, 2002 or any future period.

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  The Company has a history of recurring losses and negative cash flows from operations.  The Company has financed its operations to date principally through the private placement of shares of its convertible preferred stock.  The Company will continue to need additional financing to meet its cash needs under its current business plan.  The Company cannot be certain that it will be able to obtain additional financing or extend its current debt on favorable terms, if at all.  These factors raise substantial doubt as to the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Certain amounts in the prior year’s financial statements have been reclassified to conform with the current year’s presentation.  The results of operations for the integration business have been reclassified to discontinued operations for the periods as presented in the consolidated statement of operations.

Recent accounting pronouncements

In June of 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”  SFAS No. 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. It nullifies the guidance of the Emerging Issues Task Force (“EITF”) in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).”  Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan.  In SFAS 146, the FASB acknowledges that an entity’s commitment to a plan does not, by itself, create a present obligation to other parties that meets the definition of a liability.  SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002.

2.              Discontinued Operations

On March 27, 2002, the Company sold its European integration business, including its integration intellectual property, to Sopra Group for $14.5 million. On July 31, 2002, the Company completed the sale of its Asian and U.S. integration business to Sopra Group for approximately $3.0 million. In accordance with SFAS No. 144, the integration business has been accounted for as a discontinued operation. The integration business has been disposed of and the results of operations for all periods presented are reported in discontinued operations.  The sale of the integration business resulted in a net gain of $18.2 million.

3.              Goodwill and other intangible assets

The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets on January 1, 2002.  Accordingly, the Company ceased periodic amortization of goodwill.  In addition, the Company reclassified $0.1 million of its workforce intangible to goodwill.  Goodwill will be assessed annually for impairment by applying a fair-value test.  Additionally, the standard requires a transitional impairment test during the period of adoption.  The Company has performed the transitional impairment test, which indicated there is no impairment to goodwill as of January 1, 2002.

During the nine months ended September 30, 2001, the Company recorded $1.3 million in amortization of goodwill and amortization of its workforce intangible asset.  The impact of amortization of goodwill and amortization of  workforce intangible asset on net loss from continuing operations and net loss for the nine months ended September 30, 2001 is shown on the following table:

Nine Months Ended September 30, 2001
(in thousands)

Reported net loss from continuing operations	$(30,643)
Add Back:
Goodwill and workforce amortization from continuing operations	1,081
Adjusted net loss from continuing operations	$(29,562)

Reported net loss	$(49,295)
Add back:
Goodwill and workforce amortization	1,251
Adjusted net loss	$(48,044)

4.              Asset Impairment and Restructuring Charges

In August of 2002, the Company made the decision to no longer develop or utilize the software acquired in the acquisition of Electron Economy.  Accordingly, the Company recorded accelerated amortization of $0.9 million for the remaining net book value of the acquired software.

In the second quarter of 2002, the Company reduced its headcount by 27 employees and closed down an office in France.  As a result, the Company incurred $0.9 million of restructuring charges, the majority of which the Company expects to pay in the fourth quarter of 2002.

As a result of the Company’s 2001 activities to reduce costs and simplify product offerings, the Company incurred $8.1 million of asset impairment and restructuring charges.  Of the $8.1 million, $3.1 million relates to the write-off of purchased software due to the abandonment of certain product lines, $4.2 million relates to the write-off of goodwill and other intangibles from the abandonment of operations of previously acquired businesses, and $0.1 million relates to the write-off of property and equipment of these businesses.  The remaining $0.7 relates to severance costs for the termination of 45 employees.

5.              Subsequent Events

On November 15, 2002, the Company merged with and into Synquest, Inc. (“Synquest”), a provider of supply chain planning solutions, with Synquest remaining as the surviving legal entity.  The merger will be treated as a reverse acquisition for accounting purposes.  Therefore, the Company will be the continuing reporting entity and the historical results presented of the combined companies will be those of the Company.

As consideration for the merger, Synquest issued a total of 2,946,867 shares of common stock to the Company’s Series F preferred stockholders.  Holders of the other classes and series of the Company’s capital stock received nominal cash consideration in the merger.  Synquest also issued 11,106,828 shares of newly created Series A convertible preferred stock at a price of $2.50 per share for $24.6 million of cash and $3.2 million of outstanding debt.  The $24.6 million in new cash funding will be used for working capital, debt reduction and general corporate purposes.

(b)         Pro Forma Financial Information.

The following unaudited pro forma consolidated financial statements of the Registrant are filed herewith:

Unaudited Pro Forma Balance Sheet as of September 30, 2002;

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2002;

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2001; and

Notes to Unaudited Pro Forma Financial Statements.

Viewlocity, Inc.

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma statements of operations for the year ended December 31, 2001 and the for nine months ended September 30, 2002 give effect to (i) the merger between SynQuest, Inc. (“SynQuest”) and Viewlocity, Inc. (“Viewlocity”) with Viewlocity being treated as the accounting acquirer, and (ii) additional cash investments in return for Series A convertible preferred stock, as if these transactions had all occurred on January 1, 2001.  The following unaudited pro forma balance sheet as of September 30, 2002 gives effect to these transactions as if they had occurred on September 30, 2002.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.  The pro forma financial information is not necessarily indicative of operating results or financial position that would have been achieved had the transactions been consummated on the dates indicated and should not be construed as representative of future operating results or financial position.   The pro forma financial information should be read in conjunction with the financial statements and notes thereto of Viewlocity, which are included on pages F-1 to F-27 in Synquest’s definitive proxy materials included in its Schedule 14A (File No. 000-30963) filed with the Securities and Exchange Commission on October 23, 2002 and are incorporated herein by reference and the financial statements of Synquest as filed on their Annual Report on form 10-k.

The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the merger between SynQuest and Viewlocity using the purchase method of accounting, with Viewlocity being treated as the accounting acquirer.  Accordingly, the total purchase cost will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values.  The allocation of the aggregate purchase price is preliminary.  The actual purchase accounting to reflect the fair values of the assets to be acquired and liabilities to be assumed of SynQuest will be based upon valuation studies that are not yet complete and management’s evaluation of such assets and liabilities.  Accordingly, the pro forma financial information presented herein will change pending on the final purchase price determination and allocations, and the results of operations of Synquest through November 15, 2002.  Management expects that differences between the preliminary and final purchase price allocations could have a material impact on the combined company’s pro forma financial position and results of operations based on the final results of operations of Synquest through November 15, 2002.

Viewlocity, Inc.

Unaudited Consolidated Pro Forma Balance Sheet

As of September 30, 2002

(In thousands)

	Viewlocity	SynQuest	Pro forma Adjustments to reflect Synquest Acquisition		Pro forma Adjustments to reflect Equity Funding		Adjusted Pro Forma
Assets
Cash	$1,715	$1,950			$20,838	A	$24,503
Restricted cash	2,315	—					2,315
Marketable securities	—	448					448
Accounts receivable, net	2,343	3,267					5,610
Other receivables	853	—					853
Prepaid expenses	600	1,364					1,964
Total current assets	7,826	7,029			20,838		35,693

Property and equipment, net	2,366	1,015					3,381
Capitalized software development, net	186	—					186
Goodwill and other intangibles, net	3,111	—	8,005	F			11,116
Other non current assets	140	98					238
Total assets	13,629	8,142	8,005		20,838		50,614

Liabilities and Shareholders' Equity (Deficit)
Accounts payable	1,643	1,706					3,349
Accrued expenses	5,831	3,170	1,802	F	(500)	A	10,303
Deferred revenue	612	4,145					4,757
Short-term debt	1,450	1,500			(1,500)	A	1,450
Current portion of capital lease obligations	876	113					989
Total current liabilities	10,412	10,634	1,802		(2,000)		20,848

Capital lease obligations, less current portion	626	28					654
Long-term debt, net of unamortized warrants	8,848	—			(848)	A	8,000
Other non-current liabilities	520	—					520
Total liabilities	20,406	10,662	1,802		(2,848)		30,022

Minority interest	113	—	—		—		113

Redeemable, convertible preferred stock	56,381	—	(56,381)	B			—

Shareholders' Equity (Deficit):
Series A Preferred stock	—	—			25,838	A	25,838
Common stock (Viewlocity)	54		(54)	B			—
Common stock (SynQuest)		29	29	C			58
Additional paid in capital (Viewlocity)	115,318		60,060	D			175,378
Additional paid in capital (SynQuest)		127,689	(127,689)	E			—
Accumulated deficit (Viewlocity)	(178,641)				(2,152)	A, L	(180,793)
Accumulated deficit (SynQuest)		(129,900)	129,900	E			—
Accumulated other comprehensive income (loss)	(2)	(338)	338	E			(2)
Total Shareholders' equity	(63,271)	(2,520)	62,584		23,686		20,479
Total liabilities and shareholders' equity	$13,629	$8,142	$8,005		$20,838		$50,614

The accompanying notes are an integral part of the consolidated financial statements.

SynQuest, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

for the nine months ended September 30, 2002

(In thousands)

	Viewlocity	K	SynQuest	J, K	Pro forma adjustments		Adjusted Pro forma
Revenue:
License fees	$2,106		$4,326				$6,432
Support and services	2,005		9,121				11,126
Total revenue	4,111		13,447				17,558

Cost of Revenue:
Cost of license fees	109		482				591
Cost of support and services	1,957		3,961				5,918
Total cost of revenue	2,066		4,443				6,509

Gross Profit	2,045		9,004				11,049

Operating expenses:
Sales and marketing	9,528		6,180				15,708
Research and development	4,441		4,652				9,093
General and administrative	4,698		3,602		2,001	G	10,301
Asset impairments and restructuring costs	1,823		1,686				3,509
Total operating expenses	20,490		16,120		2,001		38,611

Operating loss	(18,445)		(7,116)		(2,001)		(27,562)

Other income (expense), net	(1,328)		23		262	H	(1,043)

Loss before income taxes	(19,773)		(7,093)		(1,739)		(28,605)

Income taxes	(6)		—				(6)

Net loss from continuing operations	$(19,779)	M	$(7,093)		(1,739)		(28,611)

Preferred stock dividends					(1,458)	N	(1,458)

Net loss from continuing operations attributable to common shareholders					$(3,197)		$(30,069)

Basic and diluted net loss from continuing operations per share							$(5.10)

Weighted average number of shares used in computing basic and diluted net loss per share							5,893,664	I

The accompanying notes are an integral part of the consolidated financial statements.

SynQuest, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

for the year ended December 31, 2001

(In thousands)

	Viewlocity	K	SynQuest	J, K	Pro forma adjustments		Adjusted Pro forma
Revenue:
License fees	$3,090		$8,518				$11,608
Support and services	631		15,041				15,672
Total Revenue	3,721		23,559				27,280

Cost of Revenue:
Cost of license fees	61		315				376
Cost of support and services	1,415		7,848				9,263
Total cost of revenue	1,476		8,163				9,639

Gross Profit	2,245		15,396				17,641

Operating expenses:
Sales and marketing	14,101		17,374				31,475
Research and development	7,617		9,504				17,121
General and administrative	8,268		6,682		2,668	G	17,618
Asset impairments and restructuring costs	7,397		882				8,279
Total operating expenses	37,383		34,442		2,668		74,493

Operating loss	(35,138)		(19,046)		(2,668)		(56,852)

Other income (expense), net	(3,024)		629		350	H	(2,045)

Loss before income taxes	(38,162)		(18,417)		(2,318)		(58,897)

Income tax benefit	1,002		—				1,002

Net loss from continuing operations	$(37,160)	M	$(18,417)		(2,318)		(57,895)

Preferred stock dividends					(1,944)	N	(1,944)

Net loss from continuing operations attributable to common shareholders					$(4,262)		$(59,839)

Basic and diluted net loss from continuing operations per share							$(10.15)

Weighted average number of shares used in computing basic and diluted net loss per share							5,893,664	I

The accompanying notes are an integral part of the consolidated financial statements.

Viewlocity, Inc.

Notes to Unaudited Consolidated Pro Forma Financial Statements

As of September 30, 2002, for the Nine Month Period then Ended,

and for the Year Ended December 31, 2001

(all dollar amounts in thousands unless otherwise indicated)

A.             Contemporaneously with the merger on November 15, 2002 between SynQuest and Viewlocity, the combined company received additional equity funding from several investors.  These investments total $27.8 million for the issuance of Series A convertible preferred stock (7% cumulative dividend rate) at $2.50 per share.  In relation to receiving this funding, the combined company repaid approximately $5.0 million in outstanding debt.  These transactions are presented as follows in the accompanying pro forma balance sheet at September 30, 2002 (in thousands).

Equity funding proceeds	$27,767

Less: estimated offering expenses	(1,929)
Net proceeds	25,838

Repayment of debt	(5,000)
Remaining cash for general corporate purposes	$20,838

The repayment of the debt related to $3.5 million of Viewlocity’s long-term debt and $1.5 million of Synquest’s short-term debt at September 30, 2002.  In connection with the repayment of $3.5 million of debt, $2.2 million of the related discount will be immediately charged to interest expense. (See Note L)

B.               In accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations”, the merger between SynQuest and Viewlocity will be treated as a reverse acquisition whereby Viewlocity is treated as the accounting acquiror, and SynQuest is the accounting acquiree.  Accordingly, the shareholders’ equity of Viewlocity will be recapitalized, and the historical financial statements of the combined company will be those of Viewlocity.

C.               Represents par value of 2,946,867 shares of common stock issued to Viewlocity shareholders.

D.              Represents increase in additional paid-in capital related to the Viewlocity/SynQuest merger as follows:

Issuance of SynQuest common stock	$3,683
Exchange of Viewlocity redeemable preferred stock	56,381
Par value adjustment	(4)
Total	$60,060

The value of the SynQuest common stock was determined by the closing price on the Nasdaq SmallCap Market exchange for the few trading days preceding and following SynQuest’s announcement in a press release on September 2, 2002 of the terms of the transactions publicly.

E.                Represents the elimination of SynQuest additional paid-in capital, accumulated deficit and accumulated other comprehensive income in connection with the reverse acquisition recapitalization.

F.                Represents the preliminary purchase price allocation in Viewlocity’s acquisition of SynQuest for accounting purposes as follows:

Fair value of common stock issued (See Note D)	$3,683
Estimated Viewlocity direct transaction costs	1,802
Fair value of SynQuest tangible net liabilities as of September 30, 2002	2,520

Allocation of purchase consideration to intangible assets	$8,005

     Transaction costs to be incurred by Viewlocity are included in the total estimated purchase consideration as described above.  Transaction costs incurred by SynQuest have been expensed as incurred. Total estimated transaction costs of $1.8 million have been reflected as accrued liabilities in the pro forma balance sheet as of September 30, 2002. Management expects that differences between the preliminary and final purchase price allocations could have a material impact on the combined company’s pro forma financial position and results of operations based on the final results of operations of Synquest through November 15, 2002.

G.               Represents amortization of estimated intangible assets as follows:

Intangible assets	$8,005
Assumed amortization period	3 years
Amortization per year	$2,668

           The allocation of the aggregate purchase price is preliminary, and assumes that all of the excess of purchase price over tangible assets and liabilities of SynQuest will be allocated to intangible assets such as computer software, customer contracts and other intellectual property.  The composite estimated useful life of these intangible assets is 3 years.  The actual purchase accounting to reflect the fair values of the assets to be acquired and liabilities to be assumed will be based upon valuation studies that are not yet complete and management’s evaluation of such assets and liabilities. Management expects that differences between the preliminary and final purchase price allocations could have a material impact on the combined company’s pro forma financial position and results of operations based on the final results of operations of Synquest through November 15, 2002.

H.              Represents decrease in interest expense assuming $3.5 million of Viewlocity’s long-term debt was paid off at the beginning of the period.

I.                   Represents the weighted average actual common shares of SynQuest outstanding during the period, in addition to the 2,946,867 shares of common stock to be issued to Viewlocity’s shareholders, assuming all such shares were outstanding during the periods presented.  All other potential common stock equivalents are anti-dilutive and have thus been excluded from the calculation of diluted earnings per share for the periods presented.

J.                  In order to conform to the change in fiscal year to December 31, the SynQuest statements of operations have been compiled by adding its individual quarterly results for the respective periods.  SynQuest’s historical fiscal year has been June 30.

K.              Certain historical operating and other expense items of both companies have been reclassified for conformity purposes in these pro forma statements of operations.

L.                As a result of having issued warrants to purchase common stock at the time of entering into its credit agreements, Viewlocity’s long term debt is recorded net of discounts originally recorded equivalent to the fair value of the warrants issued.  These debt discounts are being accreted through interest expense over the term of the loan agreement.  In connection with the repayment of $3.5 million in principal of certain debt from the proceeds of the equity funding, $2.2 million will be expensed as an acceleration of the accretion being recorded thereon.

M.           The Viewlocity historical statements of operations presented exclude the results of discontinued operations, as well as accretion on preferred stock, as such securities will not be outstanding upon closing of the transactions.

N.              Represents cumulative preferred stock dividends at 7% per annum for the newly issued Series A Preferred stock.

(c)  Exhibits.

The following exhibits are filed herewith and made a part hereof:

99.1         The audited financial statements of Viewlocity, Inc., including the Report of Independent Accountants, included on pages F-1 to F-27 of the Registrant’s definitive proxy materials included in its Schedule 14A (File No. 000-30963) filed with the Commission on October 23, 2002, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VIEWLOCITY, INC.

	By:	/S/ L. Allen Plunk
L. Allen Plunk Chief Financial Officer and Executive Vice President

Dated: January 14, 2003